Exhibit 23.4
POSTLETHWAITE & NETTERVILLE APAC
8550 United Plaza Blvd., Suite 1001, Baton Rouge, LA 70809
Telephone: (225) 922-4600 Facsimile: (225) 922-4611 www.pncpa.com

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Xfone, Inc.
960 High Road
London, N12 9RY
UK

Gentlemen:

We consent to the inclusion of our Independent Auditors’ Report dated December 8, 2005, with respect to the financial statements of I-55 Telecommunications, LLC for the year ended December 31, 2004, in the filing of its Form SB-2 dated February 7, 2006, for Xfone, Inc.

Yours truly,

POSTLETHWAITE & NETTERVILLE APAC

Date: February 7, 2006	By:	/s/ Postlethwaite & Netterville APAC

Baton Rouge, Louisiana